Exhibit 99.1

Contact:	For Release:
Brad Cohen	May 8, 2013
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL 2013 AND FOURTH QUARTER RESULTS

Grows Disk Systems and Software Revenue to $152 Million for the Year, Highest Level to Date and 11% Increase over Fiscal 2012

SAN JOSE, Calif., May 8, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for fiscal 2013 (FY13) and the fourth quarter (FQ4’13), ended March 31, 2013. Revenue for the year totaled $588 million, down 10 percent from fiscal 2012 (FY12), primarily due to decreased market demand for tape products. Quantum reported record revenue of $152 million from disk systems and software sales (including related service), an 11 percent increase over FY12 driven by record revenue from both StorNext® and midrange DXi® sales. For FQ4’13, Quantum reported $140 million in revenue, a 13 percent decline from the same period last year (FQ4’12), also primarily due to lower demand for tape. Disk systems and software revenue (including related service) grew for the seventh consecutive quarter on a year-over-year basis.

Quantum reported a GAAP net loss for FY13 of $52 million, or 22 cents per diluted share, compared to $9 million in the prior year. On a non-GAAP basis, Quantum had a net loss of $14 million for the year, or 6 cents per diluted share, down from $30 million of net income in FY12. For FQ4’13, Quantum had a GAAP net loss of $15 million, or 6 cents per diluted share, compared to a net loss of $11 million in the same quarter last year. Non-GAAP net loss for FQ4’13 was $5 million, or 2 cents per diluted share, down from $1 million of net income a year earlier. The year-over-year declines were largely due to the lower tape product and royalty revenue.

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“Although this was a challenging year for storage generally, and a particularly tough one for tape, we grew our disk systems and software revenue to a new high, maintained our market share leadership in tape, introduced a broad range of innovative new products and further improved our balance sheet,” said Jon Gacek, president and CEO of Quantum. “We will build on this progress in the new fiscal year to drive a balance of growth and profit, and, we are well-positioned to do so.

“Our product portfolio is a key strength, and we will continue to be aggressive about utilizing our technology assets to create products and solutions that are clearly differentiated and deliver superior value to customers in both data protection and big data management. This will include new deduplication, virtualization, cloud, workflow and archive offerings.”

Quantum generated $16 million in cash from operations in FQ4’13 and ended FY13 with $72 million in total cash and cash equivalents.

Outlook

For the full 2014 fiscal year, Quantum expects:

  Total revenue of $610 million to $630 million.

  GAAP and non-GAAP gross margin rates in the mid-40 percent range.

  GAAP and non-GAAP operating expenses of $265 million to $270 million and $245 million to $250 million, respectively.

  Interest expense of $10 million and taxes of $2 million.

  GAAP loss per share of 5 cents to breakeven and non-GAAP earnings per share of 5 cents to 10 cents.

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For the first quarter of fiscal 2014, the company expects:

  Total revenue of $135 million to $140 million.

  GAAP gross margin rate of 41 to 42 percent and non-GAAP gross margin rate of 42 to 43 percent.

  GAAP and non-GAAP operating expenses of $65 million to $67 million and $60 million to $62 million, respectively.

  Interest expense of $2.5 million and taxes of $500,000.

Business Highlights

Key business highlights for the March quarter include the following:

  Quantum announced the DXi6800 backup and deduplication appliance, which combines industry-leading performance, scalability and efficiency with unique “pay-as-you-grow” extensibility to deliver better overall value than the market leader. The new appliance provides up to 16 TB/hour performance, 13-156 TB of usable capacity in a single system and the smallest footprint per TB available. It can replicate to Quantum Q-Cloud™, enabling cloud-based data protection and disaster recovery, and also integrates with Symantec NetBackup AIR, reducing the time needed to return to business in the event of a disaster.

  The company introduced its new Scalar i6000 HD enterprise tape library, offering best-in-class slot density and scalability as well as high performance and availability. Designed to address customers’ big data and archive needs with slot densities that are twice those offered by competitors, the Scalar i6000 HD makes nearly 5 PB of data available in a single 19” rack and scales to more than 75 PB of capacity. It also incorporates new high-availability and management features, including active-active dual robotics for fast data access times.

  Contributing to the strong growth in StorNext appliance sales, the StorNext M440 Metadata Appliance began its first full quarter of availability. It enables central control of up to 500 million files for management of large-scale, fast-growing datasets, including petabytes of tiered content archives. Quantum also started early shipments of its StorNext QX Storage, primary disk storage optimized for StorNext collaborative workflow environments. Both appliances are 100 percent compatible with the large installed base of Apple Xsan solutions and ideal for mid-sized creative workflow environments.

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  In the latest global accolades for the company’s deduplication products, DXi6800 won the Initiative Mittelstand Innovation IT Award 2013 at the CeBIT trade show, and the DXi6701/02 took top honors as the Network Computing 2013 Product of the Year Award in the Storage Product category. In addition, Turner Studios’ Sports Central received a prestigious 2012 Excellence Award from Broadcast Engineering magazine for a solution it created to streamline and centralize the video ingest, management and multi-screen distribution of its sports content. Turner uses Quantum’s StorNext File System and StorNext Storage Manager™ software to manage the high-performance sharing, accessing and archiving of content within the system.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 8, 2013, at 2:00 p.m. PDT, to discuss its fiscal fourth quarter and full year results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9835 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 8, 2013, at 2:00 p.m. PDT. Site for the webcast and related information: www.quantum.com/investors.

About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum, the Quantum logo, Be Certain, DXi, Scalar, StorNext and Q-Cloud are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements that we will build on our progress to drive a balance of growth and profit in the new year, and that we will continue to be aggressive about utilizing our technology assets in our product development efforts and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012 and in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, loss on debt extinguishment, restructuring charges and share-based compensation expense for the following reasons:

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Pancetera, Inc. and are not part of Quantum’s future core operations.

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Loss on Debt Extinguishment
The loss on debt extinguishment relates to specific debt refinancing actions and is not part of Quantum’s future core operations.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Revenue:
Product	$92,648	$109,865	$399,043	$451,340
Service	36,899	36,408	144,037	144,364
Royalty	10,411	14,031	44,492	56,666
Total revenue	139,958	160,304	587,572	652,370
Cost of revenue:
Product	62,633	72,332	267,274	290,376
Service	19,721	22,727	79,647	88,459

Restructuring benefit related to cost of revenue	—	—	—	(300)
Total cost of revenue	82,354	95,059	346,921	378,535
Gross margin	57,604	65,245	240,651	273,835
Operating expenses:
Research and development	17,321	19,153	73,960	74,365
Sales and marketing	33,734	35,948	137,041	130,938
General and administrative	15,269	15,919	62,179	62,910
Restructuring charges	3,569	1,231	10,171	1,930
Total operating expenses	69,893	72,251	283,351	270,143
Gain on sale of patents	—	—	—	1,500
Income (loss) from operations	(12,289)	(7,006)	(42,700)	5,192
Other income and expense	172	304	(216)	(118)
Interest expense	(2,446)	(2,575)	(8,342)	(10,686)
Loss on debt extinguishment	—	(2,310)	—	(2,310)
Loss before income taxes	(14,563)	(11,587)	(51,258)	(7,922)
Income tax provision (benefit)	(56)	(529)	1,161	887
Net loss	$(14,507)	$(11,058)	$(52,419)	$(8,809)
Basic and diluted net loss per share	$(0.06)	$(0.05)	$(0.22)	$(0.04)
Basic and diluted weighted average shares	242,165	235,429	239,855	232,599

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$368	$1,435	$3,775	$7,583
Sales and marketing	1,856	3,256	9,524	13,128
General and administrative	—	—	—	32
	2,224	4,691	13,299	20,743
Share-based compensation:
Cost of revenue	550	685	2,389	2,203
Research and development	893	784	3,665	3,250
Sales and marketing	1,096	989	4,699	4,048
General and administrative	871	1,033	4,386	4,236
	3,410	3,491	15,139	13,737
Acquisition expenses	—	—	—	325

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2013	March 31, 2012*
Assets
Current assets:
Cash and cash equivalents	$68,976	$51,261
Restricted cash	3,023	4,230
Accounts receivable	99,093	110,840
Manufacturing inventories	53,075	61,111
Service parts inventories	35,368	39,050
Other current assets	12,192	14,729
Total current assets	271,727	281,221
Long-term assets:
Property and equipment	21,456	25,440
Intangible assets and goodwill	68,426	81,725
Other long-term assets	9,531	6,962
Total long-term assets	99,413	114,127
	$371,140	$395,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,634	$56,304
Accrued warranty	7,520	7,586
Deferred revenue, current	91,108	93,441
Accrued restructuring charges	4,756	1,752
Accrued compensation	30,311	31,971
Other accrued liabilities	20,188	18,999
Total current liabilities	201,517	210,053
Long-term liabilities:
Deferred revenue, long-term	38,393	36,430
Long-term debt	—	49,495
Convertible subordinated debt	205,000	135,000
Other long-term liabilities	7,812	11,050
Total long-term liabilities	251,205	231,975
Stockholders’ deficit	(81,582)	(46,680)
	$371,140	$395,348
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*	Derived from the March 31, 2012 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net loss	$(52,419)	$(8,809)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,413	11,774
Amortization	14,646	23,101
Service parts lower of cost or market adjustment	10,081	10,736
Loss on debt extinguishment	—	2,310
Deferred income taxes	(142)	(1,280)
Share-based compensation	15,139	13,737
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	11,747	4,134
Manufacturing inventories	(2,098)	(21,373)
Service parts inventories	3,735	3,642
Accounts payable	(8,630)	4,107
Accrued warranty	(66)	552
Deferred revenue	(370)	8,073
Accrued restructuring charges	3,009	(2,284)
Accrued compensation	(1,452)	810
Other assets and liabilities	2,142	(3,570)
Net cash provided by operating activities	7,735	45,660

Cash flows from investing activities:
Purchases of property and equipment	(10,099)	(11,414)
(Increase) decrease in restricted cash	1,113	(2,505)
Purchases of other investments	(2,169)	—
Return of principal from other investments	247	97
Payment for business acquisition, net of cash acquired	—	(8,152)
Net cash used in investing activities	(10,908)	(21,974)

Cash flows from financing activities:
Borrowings of long-term debt, net	—	48,535
Repayments of long-term debt	(49,495)	(104,334)
Borrowings of convertible subordinated debt, net	67,701	—
Payment of taxes due upon vesting of restricted stock	(2,036)	(2,944)
Proceeds from issuance of common stock	4,805	10,390
Net cash provided by (used in) financing activities	20,975	(48,353)

Effect of exchange rate changes on cash and cash equivalents	(87)	(82)

Net increase (decrease) in cash and cash equivalents	17,715	(24,749)
Cash and cash equivalents at beginning of period	51,261	76,010
Cash and cash equivalents at end of period	$68,976	$51,261

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2013
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$57,604	41.2%	$(14,507)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	368		2,224
Share-based compensation	550		3,410
Restructuring charges	—		3,569
Non-GAAP	$58,522	41.8%	$(5,304)	$(0.02)	$(0.02)
Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(14,507)	$(5,304)

Weighted average shares:
Basic				242,165	242,165
Dilutive shares from stock plans				—	—
Dilutive shares from convertible notes				—	—

Diluted				242,165	242,165

	Twelve Months Ended March 31, 2013
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$240,651	41.0%	$(52,419)	$(0.22)	$(0.22)
Non-GAAP Reconciling Items:
Amortization of intangibles	3,775		13,299
Share-based compensation	2,389		15,139
Restructuring charges	—		10,171
Non-GAAP	$246,815	42.0%	$(13,810)	$(0.06)	$(0.06)
Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(52,419)	$(13,810)

Weighted average shares:
Basic				239,855	239,855
Dilutive shares from stock plans				—	—
Dilutive shares from convertible notes				—	—

Diluted				239,855	239,855

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2012
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$65,245	40.7%	$(11,058)	$(0.05)	$(0.05)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,435		4,691
Share-based compensation	685		3,491
Restructuring charges	—		1,231
Loss on debt extinguishment	—		2,310
Non-GAAP	$67,365	42.0%	$665	$0.00	$0.00
Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(11,058)	$665
Interest on dilutive convertible notes				—	—
Income (loss) for purposes of computing income (loss) per diluted share				$(11,058)	$665

Weighted average shares:
Basic				235,429	235,429
Dilutive shares from stock plans				—	6,321
Dilutive shares from convertible notes				—	—

Diluted				235,429	241,750

	Twelve Months Ended March 31, 2012
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$273,835	42.0%	$(8,809)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	7,583		20,743
Share-based compensation	2,203		13,737
Restructuring charges (benefit)	(300)		1,630
Loss on debt extinguishment	—		2,310
Acquisition expenses	—		325
Non-GAAP	$283,321	43.4%	$29,936	$0.13	$0.12
Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(8,809)	$29,936
Interest on dilutive convertible notes				—	—
Income (loss) for purposes of computing income (loss) per diluted share				$(8,809)	$29,936

Weighted average shares:
Basic				232,599	232,599
Dilutive shares from stock plans				—	7,028
Dilutive shares from convertible notes				—	—

Diluted				232,599	239,627

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FULL YEAR AND FIRST QUARTER FISCAL 2014 FORECASTS
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share amounts)

FULL YEAR FISCAL 2014

For fiscal 2014, we forecast GAAP and non-GAAP gross margin rates in the mid-40 percent range, with non-GAAP gross margin approximately 60 basis points higher than GAAP gross margin, comprised of 0.2% for intangible amortization and 0.4% for share-based compensation.

	Dollar Range
Forecast fiscal 2014 operating expense on a GAAP basis	$264.5	—	$269.5
Forecast amortization of intangibles		7.4
Forecast share-based compensation		12.1
Forecast fiscal 2014 operating expense on a non-GAAP basis	$245.0	—	$250.0

	Dollar Range
Forecast fiscal 2014 diluted earnings (loss) per share on a GAAP basis	$(0.05)	—	$0.00
Forecast amortization of intangibles		0.04
Forecast share-based compensation		0.06
Forecast fiscal 2014 diluted earnings per share on a non-GAAP basis	$0.05	—	$0.10

FIRST QUARTER FISCAL 2014

	Percentage
Forecast first quarter fiscal 2014 gross margin rate on a GAAP basis	41.3%	—	42.3%
Forecast amortization of intangibles		0.3%
Forecast share-based compensation		0.4%
Forecast first quarter fiscal 2014 gross margin rate on a non-GAAP basis	42.0%	—	43.0%

	Dollar Range
Forecast first quarter fiscal 2014 operating expense on a GAAP basis	$64.9	—	$66.9
Forecast amortization of intangibles		1.9
Forecast share-based compensation		3.0
Forecast first quarter fiscal 2014 operating expense on a non-GAAP basis	$60.0	—	$62.0

Estimates based on current (May 8, 2013) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2012. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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